SAN JUAN FINANCIAL, INC.



                                Filing Type: SB-2
         Description: Registration Statement for Small Business Issuers
                           Filing Date: March 14, 2001
                          Period End: December 31, 2000


            Primary Exchange: Over the Counter Includes OTC and OTCBB
                                  Ticker: N/A




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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                               Document is copied.
   As filed with the Securities and Exchange Commission on March 14, 2001.

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                            San Juan Financial, Inc.
                 (Name of Small Business Issuer in its Charter)

        Colorado                       7389                     94-3363969
(State or jurisdiction of  (Primary Standard Industrial      (I.R.S. Employer
    incorporation or          Classification Number)      Identification Number)
      Organization)


                               4410 Newton Street
                                Denver, CO 80211
                                 (303) 455-2217
                          (Address and telephone number
                       of principal executive offices and
                          principal place of business)


                                Stephen G. Slater
                               4410 Newton Street
                                Denver, CO 80211
                                 (303) 455-2217
                       (Name, address and telephone number
                              of agent for service)

Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------



                         CALCULATION OF REGISTRATION FEE
                         -------------------------------
Title of each
class of maximum                              Proposed
securities to          Amount of Shares       offering price per      Amount of     Registration
be registered          to be registered       security (1)            offering      fee
----------------       ----------------       ------------------      ---------     ------------
Common
Stock                  5,000,000 (2)          $1.00                   $5,000,000    $1,250



(1) In accordance with Rule 457(c), the aggregate offering price of shares of the common stock of San Juan Financial, Inc. is estimated solely for purposes of calculating the registration fees payable pursuant hereto, as determined in accordance with Rule 457(c).
(2) Represents outstanding shares of common stock held by certain selling security holders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         PROSPECTUS DATED MARCH 14, 2001
                              SUBJECT TO COMPLETION
                 The Resale of 5,000,000 shares of Common Stock

      The selling price of the shares will be determined by market factors at the time of their resale.

                        --------------------------------

         This prospectus relates to the resale by the selling shareholders of up to 5,000,000 shares of common stock. The selling shareholders may sell the stock from time to time in the over-the-counter market at the prevailing market price or in negotiated transactions.

         We will receive no proceeds from the sale of the shares by the selling shareholders. However, we have received proceeds from the sale of shares that are presently outstanding.

         Investing in the common stock involves a high degree of risk. You should invest in the common stock only if you can afford to lose your entire investment. See "Risk Factors" beginning on page 6 of this prospectus.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Please read this prospectus carefully. It describes our company, finances, products and services. Federal and state securities laws require that we include in this prospectus all the important information that you will need to make an investment decision.

         You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

         THERE ARE MATERIAL RISKS IN CONNECTION WITH THE PURCHASE OF OUR SECURITIES. SEE "RISK FACTORS," PAGE 3.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


         Information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.


                           REPORTS TO SECURITY HOLDERS

         We are currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and periodically file, and will continue to file, reports and other information with the United States Securities and Exchange Commission ("Commission"). The reports and other information filed by us can be inspected and copied at the public reference facilities maintained by the Commission in Washington, D.C. and at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. In addition, most filings are available through the Commission's Electronic Data Gathering and Retrieval system ("EDGAR").

We will furnish to shareholders:

         (i) an annual report containing financial information examined and reported upon by our certified public accountants;
         (ii) unaudited financial statements for each of the first three quarters of the fiscal year; and;
         (iii) additional information concerning the business and operations of the Company deemed appropriate by the Board of Directors.

         We have filed with the Commission a registration statement (together with all amendments and exhibits thereto, the "Registration Statement"), of which this prospectus is a part, on Form SB-2 under the Securities Act of 1933, as amended (the "Act") with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. Statements contained in this document concerning the provisions of any other documents are not necessarily complete, and in each instance reference is made to the copy of such documents filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. For further information with respect to the Company and the securities offered, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

         We will continue to voluntarily file periodic reports in the event our obligation to file such reports is suspended under Section 15(d) of the Exchange Act.

         We will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference). Requests for copies of said documents should be directed to Stephen G. Slater.

         The Commission maintains a Web site -- //www.sec.gov -- that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
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No dealer,  salesman,  agent or any other person has been authorized to give any information or to make any representation other than those contained in this prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the company, or the underwriter, if an underwriter assists in the sale of the securities.

This prospectus does not constitute an offer or a solicitation by anyone to any person in any state, territory or possession of the united states in which such offer or solicitation is not authorized by the laws thereof, or to any person to whom it is unlawful to make such offer or solicitation.

Neither the delivery of this prospectus or any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of the company since the date hereof.

Please read this prospectus carefully. It describes our company, finances, products and services. Federal and State securities laws require that we include in this prospectus all the important information you will need to make an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus to make your investment decision. We have not authorized anyone to provide you with different information. The selling shareholders are not offering these securities in any state where the offer is not permitted. You should not assume that any information contained in this prospectus is accurate as of any date other than the date on the front page of this prospectus.

We have designated the following table of contents to assist you to find important information contained in this prospectus. We encourage you to read the entire prospectus.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
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                                TABLE OF CONTENTS

1.   Prospectus Summary........................................................6

2.   Statement Concerning Forward Looking Statements...........................6

3.   Risk Factors..............................................................7

4.   Use of Proceeds..........................................................12

5.   Description of San Juan Financial........................................12

6.   Legal Proceedings .......................................................22

7.   Description of Property..................................................22

8.   Directors and Executive Officers.........................................22

9.   Plan of Distribution.....................................................24

10.  Legal Matters............................................................24

11.  Financial Statements.....................................................24

12.  Undertakings.............................................................25

13.  Exhibit Index............................................................27

13.  Index to Financial Statements...........................................F-1

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                               PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider before investing in the common stock. You should read the entire prospectus carefully, including, but not limited to, the "Risk Factors" section

The Offering

Securities Offered         5,000,000 shares of common stock.

Offering Price             The shares being registered hereunder are being
                           offered by the selling securityholders from time to time at the then current market price.

Dividend Policy            The Company does not anticipate paying dividends on
                           its common stock in the foreseeable future.

Use of Proceeds            The shares  offered herein are being sold by the
                           selling securityholders and as such, The Company will not receive any of the proceeds of the offering
                           (see "Use of Proceeds").

Material Risk Factors This offering involves a high degree of risk, elements of which include possible lack of profitability, competition, death or incapacity of management and inadequate insurance coverage. There is a risk to investors due to the speculative nature of this investment, historical losses from operations, a shortage of capital, lack of dividends, dilution factors, control by present shareholders and economic conditions in general. There is a material risk that we may have insufficient funding to engage in any or all of the proposed activities.

           CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

         This prospectus and the documents incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, concerning our future operations. Forward-looking statements are statements that estimate the happening of future events, are not based on historical fact and are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terminology such as "believes", "intends", "projects", "forecasts", "predicts", "may", "will", "expects", "estimates", "anticipates", "probable", "continue" or similar terms, variations of those terms or the negative of those terms. The "risk factors" included in this prospectus under the caption "risk factors" constitute cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated herein by reference have been compiled by our management based upon assumptions they consider reasonable. These assumptions are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "risk factors" and elsewhere in this prospectus. Accordingly, there can be no assurance that such statements, estimates and projections will be realized. The forecasts and actual results will likely vary and those variations may be material. We make no representation or warranty as to the accuracy or completeness of such statements, estimates or projections contained in this prospectus or that any forecast contained in this prospectus will be achieved. These forward-looking statements have been compiled as of the date of this prospectus or the date of the documents incorporated herein by reference, as the case may be, and you should evaluate them with consideration of any changes occurring after the date of this prospectus or the documents incorporated herein by reference in which such forward-looking statements appear. We do not intend to update these forward-looking statements. We cannot give you any assurance that any of the assumptions relating to the forward-looking statements specified in this prospectus or the documents incorporated herein by reference will prove to be accurate. We urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based and to ascertain their reasonableness.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                                  RISK FACTORS

         An investment in the Company involves a high degree of risk and is suitable for those institutions and investors with substantial means that have no need for liquidity in their investment and that can afford to lose their entire investment. You should carefully consider the risks described below because our business, financial condition and results of operations could be materially adversely affected by such risks. Further, the risks and uncertainties described below are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

OUR QUARTERLY REVENUES AND OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY

         Our   quarterly   revenues   and   operating   results  may   fluctuate
substantially from quarter to quarter. We believe that the following factors, among others, could cause our quarterly results to fluctuate significantly:

o seasonal changes in the demand for mortgage credit, with demand typically peaking during the spring and fall season and declining in the summer and winter

o    the volume of mortgage loans we fund

o    the size and timing of our loan sales

o our ability to offer competitive mortgage rates through our network of lenders

o    the proportion of mortgage loans we fund that are used to purchase homes

o general economic conditions in the United States and economic conditions that particularly affect e-commerce industries

o    other factors of the sort referred to in this "Risk Factors" section.

         Given this fluctuation, we believe period-to-period comparisons of our operating results are not meaningful and our results for any period should not be relied upon as an indication of future performance.

FLUCTUATIONS IN INTEREST RATES COULD ADVERSELY AFFECT OUR BUSINESS

         The Company intends to operate as a mortgage bank by originating first and second deeds of trust (home loan mortgages) for a variety of banks and credit unions. We also plan to participate in the secondary mortgage market and be a purchaser of funded loans. An increase in interest rates could make both our loan sales and purchases less profitable. On loans we originate, the mortgage loan purchase commitment we obtain from a purchaser locks in an interest rate. If interest rates increase after a rate has been quoted to a customer, but before we close on the loan, we may experience a loss.

         Any increase in interest rates will also make it more expensive for us to maintain our lines of credit, which we shall depend on to fund loans and to purchase already funded loans. We do not intend to use derivative financial instruments to hedge these risks. If interest rates decrease sharply over a short period, customers who have received mortgage commitments from us may refinance with another lender.

WE WILL ORIGINATE AND FUND FEWER MORTGAGE LOANS IF INTEREST RATES RISE

         In periods of rising interest rates, demand for mortgage loans typically declines. During those periods, we will likely fund fewer mortgage loans, the size of the secondary mortgage market could diminish in size, and our revenues will decline.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


THE HOME MORTGAGE INCOME TAX DEDUCTION MIGHT BE ELIMINATED, AND IF IT IS, WE COULD LOSE A SUBSTANTIAL PART OF OUR HOME REFINANCING BUSINESS

         In general, U.S. taxpayers are permitted to deduct interest paid on home mortgage loans from their income taxes. Many of our customers take advantage of the mortgage interest deduction to refinance their homes and use all or part of the proceeds to consolidate consumer and other debts or for home renovation. Members of the U.S. Congress and other government officials have from time to time suggested that the mortgage interest deduction be eliminated, either entirely or in part, based upon borrower income or the type or principal amount of the loan. If the mortgage interest deduction were eliminated, home refinancing would lose its principal advantage over other forms of consumer financing, and we could lose a substantial part of our business.

IF THE FEDERAL PROGRAMS THAT PURCHASE LOANS ARE DISCONTINUED, OR IF ANY CHANGE OCCURS IN OUR ELIGIBILITY TO PARTICIPATE IN THOSE PROGRAMS, IT COULD HARM OUR BUSINESS

         We plan to fund our mortgage loan operations, in part, by selling our loans to institutional investors. Our ability to make such sales depends upon programs administered by the private corporations Fannie Mae and Freddie Mac and by the Government National Mortgage Association, commonly known as Ginnie Mae. If these programs, or our eligibility to participate in them, were terminated or significantly curtailed, our business could suffer. In addition, the mortgage products offered under these federal programs may change from time to time, and the profitability of specific mortgage products may vary depending on a number of factors, including our cost to originate these products.

THE LOSS OF OUR RELATIONSHIP WITH FANNIE MAE OR ONE OR MORE OF OUR OTHER SIGNIFICANT PROVIDERS OF AUTOMATED UNDERWRITING WOULD HARM OUR BUSINESS

         We intend to depend on the services offered by public and privately sponsored mortgage investors, including Fannie Mae's Desktop Underwriter (DU), Freddie Mac's Loan Prospector, GMAC-RFC's AssetWise and GE Capital Mortgage's Good Decisions. These services help ensure that our mortgage services can be offered efficiently. We plan to make an agreement with Fannie Mae that allows us to use their automated underwriting services and would enable us to sell qualified first mortgages to Fannie Mae. We expect to process a significant portion of our conforming loans using the Fannie Mae system. However, an agreement with Fannie Mae and other mortgage investors can be terminated by either party immediately upon the delivery of a written termination notice. There is a risk that Fannie Mae or other mortgage investors will terminate our relationship. Termination of agreements could hurt our ability to originate loans and operate as a going-concern.

IF WE ARE UNABLE TO MANAGE OUR GROWTH, OUR BUSINESS WILL BE ADVERSELY AFFECTED

         In the event that we experience significant growth we will also experience substantial pressures on our personnel and systems. In order to support this growth, we would add new operating procedures, facilities and personnel. Although we believe this will be sufficient to enable us to meet any growing operating needs, we cannot be certain.

OUR BUSINESS WILL SUFFER IF WE ARE UNABLE TO EXPAND AND PROMOTE OUR BRAND NAME

         We believe that establishing and maintaining our brand name is an important aspect of our efforts to expand our mortgage lending business. We also believe that brand recognition will become more important if, as we expect, the number of Internet sites grows and barriers to entry remain relatively low. If we fail to adequately promote and maintain our brand name our financial performance may suffer.

IT IS UNCERTAIN WHETHER WE WOULD BE ABLE TO OPERATE SUCCESSFULLY IN THE EVENT OF A DOWNTURN IN THE HOME MORTGAGE MARKET

         During the last several years the home mortgage market has generally experienced rapid growth. It is uncertain whether our Internet-based business would be able to operate successfully in a downturn.

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SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
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WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED TO SUCCEED

         Our future success depends on our continuing ability to attract, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional employees. Competition for such employees is intense, especially in the Internet commerce sector, and we have in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining employees with appropriate qualifications. If we do not succeed in meeting our personnel needs, our business will suffer. In particular, we depend on loan originators to develop relationships with consumers, real estate agents and brokers, builders, and others. Accordingly, we feel it is important for us to attract, motivate and retain skilled loan originators. The market for skilled loan originators is highly competitive, and we may be unable to hire and retain a sufficient number of qualified loan originators.

THE LOSS OF ANY OF OUR EXECUTIVE OFFICERS OR KEY PERSONNEL WOULD LIKELY HAVE AN ADVERSE EFFECT ON OUR BUSINESS

         Our future success depends to a significant extent on our retaining the services of our senior management and other key personnel. We have not entered into employment agreements with any of our executives. If we lose the services of our executives or key personnel our business will be harmed. See "Management" for detailed information on our key personnel.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY AGAINST CURRENT AND FUTURE
COMPETITORS

         As an originator and marketer of mortgage loans, we face intense competition, primarily from mortgage banking companies, commercial banks, thrift institutions, and finance companies. Many of these competitors are substantially larger than us and have access to more capital and other resources, and have more experience than we do. Furthermore, other large national finance companies and other mortgage bankers may compete with us.

         The market for Internet loan products and services is highly competitive and there are no substantial barriers to entry. We expect that competition will continue to intensify. Many of our Internet competitors have more experience maintaining Internet operations and their brands are better known to consumers. Presently, we believe we have differentiated ourselves from the competition by providing a unique mix of mortgage services. In the future, however, we may not be able to successfully compete in the Internet services mortgage market, in the event that larger, more capitalized companies decide to compete with us directly. Such competition would prevent us from effectively meeting our goals. Recent significant entrants into the online mortgage market include E-Loan, Countrywide and iOwn. In addition, some of our competitors in the traditional mortgage business are partnering with Internet portals such as Yahoo, America Online (AOL) and QuickenMortgage.com. See "Business--Competition."

IF WE ARE UNABLE TO MAINTAIN ADEQUATE FINANCING SOURCES, OUR ABILITY TO ORIGINATE AND FUND MORTGAGE LOANS WILL BE IMPAIRED AND OUR REVENUES WILL SUFFER

         Our ability to fund mortgage loans depends to a large extent upon our ability to secure financing on acceptable terms. Most of our loans we originate and fund through several large lines of credit, also known in the industry as warehouse lines of credit, are provided by commercial banks or institutional investors. Certain of these arrangements have a one-year term, and others can be canceled by the lender at any time.

         If we are not successful in renewing these sources of funding or in arranging new funding on terms as favorable as the terms of our current funding arrangements, we may have to curtail our funding activities, which would reduce our revenue.

IN THE FUTURE WE MAY NEED, AND HAVE DIFFICULTY OBTAINING, ADDITIONAL CAPITAL, AND OUR BUSINESS MAY SUFFER AS A RESULT

         We currently anticipate that our available cash resources will be sufficient to meet our anticipated working capital and capital expenditure requirements for at least the next six months. We may need to raise additional capital, however, to fund more rapid expansion, to develop new Internet mortgage

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services and enhance existing services,  to respond to competitive pressures and to acquire complementary business or technologies. We may not be able to obtain additional financing on terms favorable to us, or at all. If adequate funds are not available or are not available on favorable terms, we may not be able to effectively execute our strategic plans.

A REDUCTION IN PRICES PAID COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION

         Our business would also suffer if the prices we receive for our loans falls. These prices vary over time and are determined by a number of factors, including:

o    the number of institutions that are willing to buy our loans

o    the amount of comparable loans available for sale

o    the levels of prepayments of, or defaults on, loans

o    the types and volume of loans we sell

o    the level and volatility of interest rates

o    the quality of our loans

SALE OF SERVICING RIGHTS ON OUR LOANS COULD BE ADVERSELY AFFECTED BY SUPPLY AND DEMAND FOR MORTGAGE SERVICING AND INTEREST RATES

         Generally, we plan to sell the servicing rights on our originated loans at the time we sell them to institutional buyers. The prices at which we can sell our mortgage servicing rights also vary over time and may be materially adversely affected by a number of factors, including general supply and demand for mortgage servicing rights and changes in interest rates. In general, servicing rights for high interest rate loans tend to have a lower value than lower interest rate loans because of the greater likelihood that high interest rate loans will be prepaid, or refinanced, more quickly. If financial institutions cease to buy our servicing rights, our business could suffer.

IF WE HAVE TO REPURCHASE LOANS, OUR BUSINESS COULD BE HARMED

         In connection with the sale and exchange of loans, the Company may make customary representations and warranties to mortgage loan purchasers relating to, among other things, compliance with laws and origination practices. In the event we breach any of these representations and warranties, we may be required to repurchase or substitute these mortgage loans and bear subsequent losses on the repurchased loans.

         We may also be required to indemnify mortgage loan purchasers for these losses and claims with respect to mortgage loans for which there was a breach of representations and warranties. There is a risk that we will not have sufficient funds to repurchase loans upon demand or that such repurchases will harm our business.

OUR AFFAIRS AND BUSINESS POLICIES ARE SUBJECT TO CONTROL BY OUR PRINCIPAL STOCKHOLDERS

         Control of the Company is concentrated in thirteen shareholders that own 5,000,000 shares of our common stock (approximately 98.7 percent of our outstanding common stock). Accordingly, these shareholders have a significant control over the affairs and the outcome of all matters requiring stockholder approval, including:

o     the election and removal of directors

o     amendments to our charter

o approval of significant corporate transactions, such as a proposed merger or acquisition of our assets.


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         For a more  detailed  description  of these  principals'  ownership  of
common  stock,  please  see  the  "Principal   Stockholders"   section  of  this
Prospectus.

WE RELY ON OTHERS TO DEVELOP AND MAINTAIN INDUSTRY-STANDARD SOFTWARE, WHICH MAY INCREASE THE RISK OF INTERRUPTIONS OR SLOWDOWNS IN OUR BUSINESS

         Our products and services rely on software licensed to us. In addition, the third party software currently used in our products and the delivery of our services may become obsolete or incompatible with the products and services we offer in the future. However, if we have to replace that software, certain aspects of our business could suffer during the replacement period. We believe there are other sources for most of the specialized software we use and that we could replicate the functionality of this software.

CHANGES IN GOVERNMENTAL REGULATION AND TAXATION OF THE INTERNET COULD INCREASE OUR COST OF DOING BUSINESS OR OTHERWISE HURT OUR FINANCIAL PERFORMANCE

         While we are subject to regulations applicable to mortgage lenders and businesses generally, our Internet operations are not currently subject to direct regulation by any U.S. or other government agency. New laws may, however, be adopted that could decrease the demand for our services and might increase our cost of doing business. For example, a number of legislative and regulatory proposals under consideration by federal, state, local and foreign governmental organizations may result in the enactment of laws concerning various aspects of the Internet including online content, user privacy, access charges and liability for third-party actions. These laws could harm our business.

         In addition, the tax treatment of the Internet and electronic commerce is currently unsettled. A number of proposals have been made that could result in Internet activities, including the sale of goods and services, being taxed. The U.S. Congress recently passed the Internet Tax Information Act, which places a three-year moratorium on new state and local taxes on Internet commerce. However, future laws may be enacted that change the federal, state or local tax treatment of the Internet in a way that is detrimental to our business.

IF WE ARE UNABLE TO SAFEGUARD THE SECURITY AND PRIVACY OF OUR CUSTOMERS' FINANCIAL DATA, WE MAY BE LIABLE

         We receive customer information over public networks and retain that information as part of our operations. We rely on encryption and authentication technology licensed from third parties to keep this information confidential.

         Advances in computer capabilities or other developments, however, may result in a breach in our Internet security. We also retain documents on our premises, containing confidential customer information. While we have appropriate security measures in place to maintain the confidentiality of these documents, it is possible that documents may be disclosed, through theft or otherwise. If anyone were to misappropriate a customer's confidential data, whether over the Internet or from our premises, that customer may bring a legal claim against us. Any breach of security could also damage our reputation and deter potential customers from doing business with us.

WE MAY BE UNABLE TO ADAPT TO THE RAPID TECHNOLOGICAL CHANGE THAT CHARACTERIZES OUR INDUSTRY

         Our future success will depend on our ability to rapidly incorporate changing technologies into the services we provide. Adapting to technological change can pose considerable challenges. If we are unable to adapt effectively to technological changes, we may experience difficulties that could delay or prevent the successful development, introduction or marketing of new products and services. In addition, enhancements of our products and services must meet the requirements of our current and potential customers and must be accepted by our market.


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ANY ACQUISITIONS THAT WE UNDERTAKE COULD BE DIFFICULT TO INTEGRATE, DISRUPT OUR
BUSINESS AND DILUTE STOCKHOLDER VALUE

         We have in the past acquired or invested in complementary businesses, technologies, services or products. We anticipate that we will continue to do so. While we make every effort to handle such acquisitions and investments in an efficient manner, they could disrupt our ongoing business, distract our management and employees and increase our expenses. For example, if we acquire a company, we could have difficulty in assimilating that company's personnel, operations, technology and software, and that company's key personnel of the acquired company may decide not to work for us. Additionally, we may decide to pay for any future acquisitions by issuing shares of common stock or debt or equity securities convertible into shares of common stock. This would result in dilution the value of our outstanding shares.

IF WE ARE UNABLE TO COMPLY WITH MORTGAGE BANKING RULES AND REGULATIONS, OUR ABILITY TO ORIGINATE AND FUND MORTGAGE LOANS MAY BE RESTRICTED

         Our mortgage banking business is subject to the rules and regulations of various federal, state and local regulatory agencies in connection with originating, processing, underwriting and selling mortgage loans. These rules and regulations, among other things, impose licensing obligations on us, prohibit discrimination, establish underwriting guidelines and mandate disclosures and notices to borrowers. We also are required to comply with each regulatory entity's financial requirements. If we do not comply with these rules, regulations and requirements, the regulatory agencies may restrict our ability to originate and fund mortgage loans. See "Business--Governmental Regulation" for additional information on the regulations to which we are subject.

BECAUSE A HIGH CONCENTRATION OF OUR BUSINESS IS IN THE STATE OF COLORADO, WE ARE PARTICULARLY VULNERABLE TO ECONOMIC FACTORS AFFECTING THE STATE OF COLORADO

         We expect that the State of Colorado will provide a substantial portion of our loan origination and secondary mortgage market activity. Consequently, we are largely dependent upon general trends in that State's economy and its residential real estate market. In particular, if the real estate market in the State of Colorado experiences an overall decline in property values, we will originate less loans and fund fewer refinancings, which will harm our business. We intend to expand into California, Oregon, Washington and Nevada. We cannot, however, provide assurances that our strategy of geographic diversification will adequately buffer the effects of real estate business cycles.

ERISA CONSIDERATIONS.

         In considering an investment in the shares on behalf of a pension or profit-sharing plan (including a Keogh plan and an IRA) or a welfare benefit plan, the plan fiduciary should consider, among other things, the following matters under the Employment Retirement Income Security Act of 1974, as amended ("ERISA"): whether the investment in the shares (i) is permissible under the documents and instruments governing the plan; (ii) satisfies the diversification requirements of ERISA; (iii) is prudent considering all of the facts and circumstances, including the fact that there will not be any public market for the disposition of the shares; (iv) is solely made in the interest of the participants in the plan; and (v) could result in, or cause, a prohibited transaction.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares by the selling securityholders.

                     DESCRIPTION OF SAN JUAN FINANCIAL, INC.

         The Company plans to provide mortgage banking and brokerage services. Our services will be offered through our central office located in Denver, Colorado. Our primary method of loan origination will be by telephone and the Internet. We anticipate in the near term future to offer a majority of our mortgage banking and related financial services through our website at www.sanjuanfinancial.com and through our proprietary information network which we are currently developing.


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BACKGROUND

         The Company was incorporated under the laws of the State of Colorado on June 7, 1989. We subsequently commenced operations as a mortgage broker. Our principals will operate and have maintained our required Colorado Department of Real Estate licenses. We conduct business under our registered business name, "San Juan Financial, Inc." Our principal executive offices are located at 4410 Newton Street, Denver, Colorado 80211.

         Our business operations will consist of the generation of mortgage loan applications, underwriting, closing, and the secondary marketing of qualified mortgage loans. Our products and services include origination of consumer and home loans, appraisals, secondary loan purchases and sales, and the servicing of funded loans for financial institutions which meet or exceed San Juan's underwriting criteria.

OUR PROPRIETARY ELECTRONIC NETWORK OF INSTITUTIONAL CLIENTS

         To further complement our mortgage banking services, we intend to develop an electronic network with banks and credit unions. Our proprietary network will allow us to aggregate our client's institutional assets, query an aggregated database and immediately market prefunded loans. When development of our network is completed, it will create a private exchange for our institutional loan portfolios and thereby facilitate the bulk sale of portfolios and the securitizing of mortgage assets.

         We  believe  that  many  institutional  clients  are  burdened  by  the traditional  mortgage  lending  process.  Further,  consumers  are  dissatisfied because they find the loan process slow and have difficulty obtaining information and monitoring the status of their applications. Our Internet network will significantly reduce these problems by offering a simpler, faster and less expensive way to obtain a mortgage loan. The potential marketability in the secondary markets of each loan will have been already established before funding, as part of our automated underwriting process. See "Operations - Screening of Applicants."

INDUSTRY OVERVIEW

         Many  of  the  markets  we  serve  are  undergoing   rapid  change  and
experiencing significant growth. We believe that these trends will provide us with major growth opportunities.

         MORTGAGE INDUSTRY

         According to the Mortgage Bankers Association, U.S. consumer mortgage debt exceeded $4.3 trillion in 1998 and the total volume of loan origination reached a record high of $1.5 trillion, compared to $834 billion of mortgage origination in 1997. Market research shows that approximately 30 percent of the $1.5 trillion market or $450 billion in mortgages will be originated by 2005. While the residential mortgage market is a substantial part of the U.S. economy, it is fragmented with the largest mortgage lender, Norwest Mortgage, accounting for only 7.7 percent of funded loans in 1998.

         In 1998, mortgage brokers arranged approximately 70 percent of all mortgages. These small local businesses typically act as middlemen, do not approve or fund loans, have inefficient processing systems and generally lack the sophisticated technology required to quickly determine borrower eligibility or to search and analyze available mortgage products to select the best match for a customer.

         The traditional mortgage process is paper intensive, generally requires at least three weeks to complete, and involves the following steps:

        o meeting with lender or broker to complete a lengthy paper application

        o     gathering extensive supporting documentation

        o entering the application data into the broker's or lender's processing system

        o ordering appraisals, title and credit reports and verifying deposit and other facts


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        o     submitting the paper loan file to an underwriter to determine loan eligibility

        o     receiving conditions to approval of loan by the underwriter

        o collecting additional information and complying with the conditions

        o     resubmitting the revised paper file for approval

        o     preparing loan documents and closing instructions

        o     reviewing and approving the loan for funding

        o     closing the transaction

         This process tends to be burdensome and costly to lenders and complex, time-consuming and intimidating to many borrowers.

         INTERNET INDUSTRY

         The Internet provides companies additional channels to reach both individual customers and institutional clients along with the means to transact business with them more efficiently and cost-effectively than through the traditional business channels. Even as an adjunct to traditional paper processes, the Internet can dramatically increase efficiencies and reduce costs.

         In addition, the Internet gives companies the flexibility to more quickly adjust product features, presentations and prices in response to competition. Consumers benefit from greater convenience, wider access to information about available products and services, ease of use, more choices and often lower prices. Institutional clients benefit from greater access to and transmission of their information. They also may realize, in an organized informational market likened to a securities or commodities exchange, a nearly immediate and deeper understanding of the demand for their industry product and services.

         According to Forrester Research, the market for online mortgages is expected to grow from an estimated $18.7 billion in 1999 to over $91.2 billion in 2003. This represents an increase in online usage of the existing market from
1.5 percent in 1999 to 9.6 percent in 2003. We anticipate that the Company will achieve virtual paperless transactions by fourth quarter 2002. Mortgage origination, as well as the purchase and sale of secured loans in the secondary markets, is a business well suited to an Internet-based distribution model for a number of reasons, including:

        o     mortgages need no physical delivery or warehousing

        o complex mortgage products can be presented in a simplified format using graphic and dynamic presentations with hypertext links to supporting information and explanations

        o borrowers can immediately send their personal data through a website, allowing quick and automated underwriting and streamlined processing

        o there is no need for costly local offices, multiple brokers or the expensive fee structure associated with the traditional mortgage distribution model

        o within the secondary mortgage markets, underwriting criteria is mostly standardized (FICO score) and therefore an application can be immediately analyzed to determine a potential mortgage's marketability for sale and whether to approve it or not

        o within the secondary mortgage markets, financial institutions are not aggregated and organized to more easily facilitate the purchase and sale of loan portfolios


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         Given the institutional  inefficiencies and customer frustration in the traditional mortgage origination process, combined with the potential for a highly liquid and efficient secondary market for the purchase and sale of
secured  loan  portfolios,   we  believe  there  exists  a  significant   market
opportunity for a centralized, globally accessible and easy-to-use online mortgage banking service with:

        o a user-friendly, complete service within a secure environment which integrates the information of the applicant with that of the financial institutions and secondary markets

        o broad selection of loan products and features which incorporates an applicant's FICO score and credit risk, and the participating institutions' underwriting criteria

        o     immediate   determination   of  the  availability  and  source  of
              potential   funding  for  origination   across  a  broad  base  of
              participating institutions for high FICO score applicants

        o determination of alternative sources of potential funding for origination for less attractive mortgage applicants

        o determination of the potential marketability of quality, secured loan portfolios

        o efficient matching of buyer and seller of portfolios across an exchange network creating greater liquidity within the secondary mortgage market

        o     high volume, minimal fees per transaction, and time-savings

OUR BUSINESS STRATEGY

         Our primary objective is to become a leading mortgage broker for financial institutions and their customers. We intend to achieve this goal by:
(i) offering financial institutions a more efficient and cost-saving alternative to an in-house mortgage banking department; (ii) developing a completely integrated and seamless Internet-based mortgage process; (iii) developing our proprietary Internet network to facilitate the securitization and bulk sale of mortgage assets; and (iv) geographic diversification of our mortgage portfolio.

         SERVICE ALTERNATIVE FOR FINANCIAL INSTITUTIONS

         San Juan will offer banking institutions and credit unions an efficient and cost-saving alternative to the establishment of a traditional mortgage banking department. By entering into an agreement with us for the provision of mortgage banking services, a typical financial institution will realize:

        o     the high quality mortgage services

        o greater customer service and better managed accounts because we will apply software technology to monitor loan applications and carefully select and train our loan officers and processors to San Juan's standards of exemplary customer service

        o more efficient delivery of services because we will focus on continual improvement and streamlining of services through technology enhancements and automation

        o an immediate network of financial institutions (our client-base) in which to realize greater economies-of-scale for both the provision of funds and the purchase and sale of loan portfolios in the secondary market

        o high flexibility and immediate response to changing market demands and customer preferences

        o all of the above at a negotiated price which is extremely competitive and represents a fraction of the marginal overhead spent on brokering mortgage transactions in-house


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        o     funding on high-quality originated loans meeting or exceeding certain underwriting criteria provided by our client

        o movement of the mortgage (off of the balance sheet) through a correspondent for sale into the secondary capital markets thereby replenishing our client's lending capacity or renewing San Juan's credit line

         If San Juan purchases the mortgage and it is thereafter deemed non-salable in the secondary market, San Juan has the following options: (i) sale of the mortgage back to the banking institution or credit union if the subsequent marketability of the mortgage was made a condition for San Juan's assumption; (ii) sale of the mortgage to another institutional investor; (iii) sale of the mortgage over San Juan's proprietary Internet network (when developed); or (iv) hold the mortgage in our portfolio until it either becomes salable or matures.

         INTEGRATED INTERNET-BASED MORTGAGE PROCESSING

         We intend to offer our services through traditional mortgage distribution channels with an increasing amount of our services delivered over the Internet. The traditional mortgage process can be frustrating and inconvenient. Few mortgage loan originators have capitalized on the opportunities offered by the Internet to ease the burden of the mortgage process. We believe that the majority of mortgage originators use the Internet merely as an advertising medium. Those mortgage lenders that do offer online applications often encounter difficulty integrating their Internet applications with the other systems used to process, underwrite, track and close the mortgage loans. Our long-term strategy includes the development of a completely integrated and seamless Internet-based mortgage process from application to close. Our vision is realize paperless transactions by end-of-year 2003.

         We believe that by 2003, a significant proportion of the mortgage market segment in the U.S. will be online and Internet savvy to warrant the development and implementation of a full-fledged, nearly instantaneous electronic transaction protocol. We intend to maximize the potential of Internet-based mortgage origination by providing borrowers with:

        o     numerous ways to learn about and apply for mortgage loans

        o     rapid loan application and pre-qualification processes

        o     variety of loan evaluation tools and resources

        o wide choice of loan products and rates and reduced transaction costs

        o     alternative loan sources with broader credit criteria

        o     continuous monitoring from application through closing

         OUR PROPRIETARY INTERNET  NETWORK

         The development of our proprietary Internet network will allow us to effectively aggregate client assets so as to more easily anticipate and accommodate client needs and match buyers and sellers across an informed exchange, thereby facilitating the bulk sale of institutional loan portfolios. See "Our Proprietary Electronic Network of Institutional Clients."

         GEOGRAPHIC DIVERSIFICATION OF OUR MORTGAGE PORTFOLIO

         Loan origination will be executed across a broad geographic area. Such a strategy avails itself of the principles of modern portfolio theory by creating a broad regional mix of real estate secured mortgages which ameliorate the "diversifiable" risks associated with having a single category of items in a portfolio. In our case, the potential downward economic fluctuations of a single state or states in a single region would be averaged with potential economic fluctuations in the other (upward) direction in other states or regions.


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Diversification  is  financially  attractive  because  it can make our  mortgage portfolios less volatile and therefore less risky by averaging potential collective losses with collective gains.

         We believe that our ability to deliver exemplary customer service to our institutional clients combined with the strategic advantages enumerated above will provide us with a significant competitive advantage.

         OUR PRODUCTS AND SERVICE

         We will provide our institutional client and their customers a wide array of first mortgage products, as well as second mortgages and home equity lines of credit. Our proprietary software, technology, trade secret methods and our commitment to excellence will ensure that we always provide the most exemplary service. The following is a description of the types of mortgage products and services we intend to offer:


         CONSUMER LOAN PRODUCTS

         o CONFORMING MORTGAGE LOANS. Conforming mortgage loans are mortgage loans that conform to the underwriting standards established by one of the government-sponsored mortgage entities, Fannie Mae or Freddie Mac, and are originated and generally will be sold by us directly to Fannie Mae or Freddie Mac.

         o JUMBO MORTGAGE LOANS. Jumbo mortgage loans are those that exceed the maximum loan size for conforming loans, currently $240,000 for single-family homes. General Motors Acceptance Corporation ("GMAC") is one of the largest financial services companies in the world. GMAC-RFC is a leader in mortgage and asset-backed securitization and the nation's largest warehouse lender.

         o ALTERNATIVE MORTGAGE LOANS. Alternative mortgage loans fail to satisfy one or more elements of the jumbo or conforming loan underwriting criteria, such as those relating to documentation, employment history, income verification, loan-to-value ratios, credit history, qualifying ratios or borrower net worth. We may originate mortgage loans that do not satisfy one or more of the underwriting criteria but which, in our estimation, based primarily on the borrower's credit score and loan-to-value ratios for the property, present a risk profile comparable to conforming loans.

         o HOME EQUITY AND SECOND MORTGAGE LOANS. Home equity and second mortgage loans are typically secured by second liens on the home. Both types of loans are designed primarily for high credit quality borrowers and are underwritten according to the standards of their potential buyer. Home equity lines generally provide for either a 5-year or 15-year draw period, during which the borrower may make cash withdrawals, and a 10-year repayment period during which the amount outstanding at the end of the draw period is amortized. Only interest payments are made during the draw period. Second mortgage loans are "closed-end," that is they are fixed in amount at the time of origination and typically amortize over the term of the loan or have a balloon payment feature which is a lump-sum payment made at the end of the term. Home equity lines generally bear adjustable interest rates while second mortgage loans typically bear fixed interest rates. Both types of loans are frequently originated in conjunction with our origination of a first-lien mortgage loan on the related property.

         SECONDARY LOAN SALES

         The sale of mortgage loans may generate either a gain or loss, which may result from changes in interest rates that affect the market value of the loans between the time we commit to a price and the time that the loan is sold.

        o SALES OF SERVICING RIGHTS. With each loan we originate, a corresponding right to service the loan is created. We intend to sell the right to service the loan either separately or combined with the loan sale. As a result, we will minimize default and prepayment risk. However, we will service the loans between the date we fund the loan and the date we sell the loan and the related servicing. We do not currently plan to retain servicing rights on loans we underwrite, fund and close.

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


        o LOAN SALES. A primary component of our business strategy is to seek the most efficient method of selling our mortgage loans. This involves evaluating and comparing available prices for each alternative method, given current market conditions and the risks associated with the type of mortgage loan. We will sell our conforming loans through:

        o CONCURRENT TRANSACTIONS, which involves a sale of the underlying mortgage loan directly to Fannie Mae or Freddie Mac with a concurrent sale of the servicing rights to an independent servicer.

        o ASSIGNMENT OF TRADE SALES, which are sales of conforming loans to a third party along with an assignment of the associated mortgage-backed security commitment/trade. The buyer then exchanges the loans with Fannie Mae or Freddie Mac for mortgage backed securities to be delivered against the assigned trade.

        o WHOLE-LOAN SALES involve loans that we will underwrite and sell to a specific buyer on a loan-by-loan basis. We intend to sell Jumbo and Alternative mortgage loans, as well as non-prime loans and home equity lines, on the same basis.

        o WAREHOUSE FINANCING. We intend to sell all of the loans we fund. We plan to use a secured revolving credit facility to fund loan originations and finance-originated loans until they are sold. Our goal is to secure a $10,000,000 million revolving line of credit that will be secured by the mortgage loans we close. The line of credit may require us to comply with various operating and financial covenants including those relating to: (i) our net worth, (ii) maximum debt limits, (iii) debt to equity ratio, and
              (iv) restrictions on changes in our executive management.

OUR CUSTOMERS

         The Company is based in Denver and works from one central office with adequate space for expansion. We do not intend to acquire or develop numerous branch offices in our own corporate name. Instead, we intend to focus on our particular expertise: the marketing and provision of our mortgage brokerage services to our large institutional clients. See "Our Business Strategy." Banks and credit unions have their own branch offices in which to market San Juan's proprietary services under their own name ("private label") to the individual customer.

OUR MORTGAGE SOLUTIONS

         We intend to achieve our business strategy and provide exemplary products and services by applying San Juan's mortgage solutions, which include:
(i) the implementation of state-of-the-art technology, (ii) the use of multiple distribution channels, and (iii) co-branded marketing and advertising.

         TECHNOLOGY

         We will use technology to optimize delivery of our products and services. Our technology is a customized blend of leading industry software and supporting technology. We will use it to maximize efficiency in the mortgage lending process, whether serving consumers directly, or supporting the mortgage operations of our business clients, such as mortgage bankers, brokers, financial institutions, realtors and homebuilders. These efficiencies lead to a more satisfying mortgage experience including:

        o Easy access to the mortgage lending process and easy-to-use service with value-added features

        o Comprehensive selection of mortgage products and services tailored to individual needs

        o Faster applications, pre-qualifications and ongoing monitoring of loan status

        o     Significant customer savings and interest rate locks

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


         Our loan processing software and Internet solutions will provide enhanced integration with the back-end processing of the mortgage application. We intend to continue to take advantage of the latest developments in technology, including state-of-the-art backbone data communications capabilities. These technologies will eventually allow us to attain instant online credit approval for our customers, and efficient, more secure communications with our institutional clients across a wide area network.

         We will improve upon the effectiveness of the traditional telephone application process by (i) developing our website and supporting software technologies to educate and motivate potential borrowers to complete an application, and (ii) automating specific aspects of the mortgage application process. In addition, potential borrowers will be supported by our friendly loan officers, expert processors and customer service representatives on the phone and/or online. When we process, underwrite and fund mortgage loans for our mortgage banking operations, borrowers will have continual and convenient access to monitor the status of their applications.

         MULTIPLE DISTRIBUTION CHANNELS

         We will use multiple channels of distribution to strengthen and expand our competitive position in both Internet and traditional mortgage banking. Our distribution strategy will include direct-to-consumer channels and, business-to-business partnerships.

         In business-to-business partnerships, our clients will realize efficient, enhanced and expert mortgage-related services at a substantial savings. We believe that we will realize greater distribution by way of a piggy-back marketing strategy. Our clients' expansion and increased success will translate to greater opportunities for us to provide our services across a larger market segment. With each business client who signs on with us, we realize immediate penetration into the markets of our client to the extent of their loyal customer base and existing distribution channels.

         We plan to achieve the above market penetration through private labeling and co-branding of our products and technologies to other financial institutions who have subscribed for our mortgage services. Private labeling involves offering both our online and offline technology and services to other mortgage originators for them to use under their name. Co-branding generally involves placing our name on a marketing partner's website to provide our mortgage services in addition to our marketing partner's services. We will seek agreements to enhance our visibility among financial institutions and increase our market share through their developed distribution channels.

         MARKETING AND ADVERTISING

         TRADITIONAL MEDIA. Our primary marketing objectives is to establish our Company as a leading mortgage broker for financial institutions and their customers. We intend to achieve this objective by implementing our business strategy described above and by launching an advertising campaign that focuses on radio, print and broadcast advertising as well as online advertising. In traditional media, we will display our advertisements in banking and mortgage trade journals, regional newspapers, and consumer publications.

         INTERNET MEDIA. Over the Internet we intend to display at general interest portal websites, industry specific portals and other select content providers. We desire an Internet presence at such portals as Yahoo, AOL, AltaVista, HotBot, and other high-traffic websites. We desire to hyperlink with news providers such as CNN and Bloomberg and specific mortgage trade content providers.

         PARTNER CO-BRANDING. We also intend to increase our co-branding visibility with financial and other industry partners. Co-branding involves placing our proprietary San Juan Financial, Inc. name on our marketing partner's website. A potential client can click our name and pull up our website information and a description of our mortgage services.

COMPETITION

         The e-commerce market is rapidly evolving and intensely competitive. Barriers to entry are minimal. Potential competitors can launch new websites on the Internet quickly and at relatively low cost. In addition, the traditional residential mortgage loan business is intensely competitive.

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


         The Company plans to be a service provider for large financial institutions. While we do not envision ourselves in competition with our clients, we would be in competition with other mortgage brokers if they chose to compete with us in providing services to an institutionally-based market. Furthermore, we believe that our proprietary Internet network, when completed, will provide us a significant competitive advantage over other similar service providers who may try to compete with us within the mortgage markets. See "Our Proprietary Electronic Network of Institutional Clients." Despite our anticipated network advantage, there is always the possibility that other mortgage service providers could seize the opportunity to develop their own proprietary Internet network and compete directly with us.

         Regarding the provision of mortgage services, we currently compete with a variety of other entities:

         o banks, credit unions and other financial institutions who originate mortgage loans and who we seek to transform into our growing client base

         o     other independent mortgage brokers

         o online competitors, including E-Loan, Inc., iOwn.com, Mortgage.com, and others

         o indirect competitors such as Microsoft Corporation through which other mortgage companies may offer products and services online

         Many of our mortgage banking and mortgage brokerage competitors have significant competitive advantages including: longer operating histories, greater name recognition, larger customer bases, and greater financial resources to market their services, whether on- or offline.

EMPLOYEES

         As of March 31, 2000, we employed two persons, including one in management and one in administrative support.

PLAN OF OPERATIONS.

         Our loan processing operations shall be held to a high standard by our compliance department. Our compliance will functions to ensure that we comply with all applicable regulations and provide consistency to our customers. Additionally, the compliance group will develop loan documents for new products and maintains our lending and broker licenses.

         SCREENING OF APPLICANTS

         Our policy will be to pre-qualify, or screen, applicants for borrower eligibility to ensure that potential mortgages will easily qualify for sale within the secondary financial markets. The process, which we intend to automate by year-end 2002, is straightforward:

        o a banking or credit union customer (the potential borrower) makes a home loan request to one of our institutional clients who has subscribed for our services

        o our client authorizes San Juan by written agreement to handle these requests and agrees to forward all such requests to our central office

        o our trained loan officers answer all incoming calls and any and all follow-up communications on behalf of our subscribing clients

        o     customer completes a loan application and pays an application fee

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


        o vital data from the loan application will be used by our loan originating software to produce consent and disclosure forms and a welcome letter which is sent to applicant with a loan application, a good faith estimate, and a list of any other required documentation

        o during the application process, income, credit and employment history and other personal information are disclosed

        o     adverse information must be satisfactorily explained

        o     verifications are sent out via mail

        o     appraisal, credit and title reports are ordered

        o we will review the applicant's real estate payment history and any encumbrances

        o applicant's file will be placed in general processing and escrow is opened

        o all loans that meet secondary market investor criteria for our client institution shall be processed for submission to our client's underwriting department or United Guarantee Insurance ("UGI")

        o if the loan is approved by client, or UGI, we will order documents to be forwarded to escrow for execution and funding

        o all loan applications will be credit approved (or not) in 10 days and fully approved (or not) within 15 days

        o all loans denied by client or which fail to meet our initial origination screening criteria will be reevaluated by San Juan under alternative lending criteria, underwriters and funding sources

         QUALITY ASSURANCE

         Prior to funding a loan, we will perform a pre-closing audit to ensure the loan meets San Juan's investor requirements. The pre-closing audit includes the following items:

        o     review of customer's credit report

        o cross reference check to determine if the borrower or property has been previously submitted for a loan

        o     verbal confirmation of current employment

        o     IRS confirmation of annual income

         We will also randomly sample our closed loans to ensure that our loans are accurate and comply with applicable laws and regulations. These reviews enable us to monitor compliance and improve the overall quality of our loan products and services.

         As a development stage company, the Company has had no revenues from operations from inception (June 7,1989) through December 31, 2000, and has incurred a net for that period. To date, the Company has relied on loans from management and management's ability to raise capital through equity private placement financings to fund its operations.

         During the quarter ended March 31, 2000, the Company completed a private placement of common stock which resulted in aggregate cash proceeds to the Company of nearly $63,000.

         The Company presently intends to focus substantially all of its resources on the commercialization and sales of its online mortgage banking services. As a result, the Company will devote only a limited amount of its

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


resources on the research, development and commercialization of its other technologies during the next twelve months.

         While management believes that each of its products is ready to be commercialized, ongoing research and development will be necessary over the next twelve months. The Company anticipates spending approximately $500,000 over the next twelve months on this ongoing research and development.

         The Company is not in the manufacturing business and does not expect to make any capital purchases of a manufacturing plant or significant equipment in the next twelve months. The Company will be relying on contract manufacturers to produce its hardware.

         The most significant current liabilities relate to salaries and consulting fees. In the event that the Company is not able to pay these current liabilities as they become due, the Company will be unable to retain key personnel who are responsible for research, development and marketing. These functions are critical to the operations of the Company.

         Various factors affecting the Company raise doubt as to its ability to continue as a going concern. There can be no assurance that the Company will be able to continue as a going concern, or achieve material revenues and profitable operations. The Company may require additional financing, and no assurances can be given that financing will be available to the Company in the amounts required, or that, if available, will be on terms satisfactory to the Company.

         The Company is not aware of any circumstances or trends which would have a negative impact upon future sales or earnings. There have been no material fluctuations in the standard seasonal variations of the Company's business. The accompanying financial statements include all adjustments which in the opinion of management are necessary in order to make the financial statements not misleading.

                                LEGAL PROCEEDINGS

We are not a party to, or aware of any, pending or threatened litigation of a material nature.

                             DESCRIPTION OF PROPERTY

         The Company does not own any physical properties at this time. We lease our corporate executive office space located at 4410 Newton Street, Denver, Colorado 80211.

                        DIRECTORS AND EXECUTIVE OFFICERS

         (a) Directors and Executive Officers of Registrant. The Company has a Board of Directors which is currently comprised of two members. Each director holds office until the next annual meeting of shareholders or until a successor is elected or appointed. The members of the Board and the executive officers of San Juan Financial and their respective age and position are as follows:

Director of
Name                      Age               Position with Registrant
Registrant Since
-----------------------------------------------------------------------------
Stephen G. Slater         37                Chairman, CEO and President
May, 2000

Troy Fullmer              35                Director, Secretary and Treasurer
May, 2000

(b)      Family Relationships.  None.

(c)      Involvement in Certain Legal Proceedings.  None.

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


SELLING SECURITYHOLDERS

         The following table provides certain information with respect to the selling shareholders' beneficial ownership of our common stock as of December 31, 2001, and as adjusted to give effect to the sale of all of the shares offered hereby. To the best of our knowledge, none of the selling shareholders currently is an affiliate of ours, and none of them has had a material relationship with us during the past three years. None of the selling shareholders are or were affiliated with registered broker-dealers. See "Plan of Distribution." The selling shareholders possess sole voting and investment power with respect to the securities shown.


                                         SHARES                             SHARES
                                         BENEFICIALLY                       BENEFICIALLY
                                         OWNED BEFORE                       OWNED AFTER
                                         OFFERING                           OFFERING(1)
NAME OF SELLING                          -------------                      -------------
SECURITYHOLDER                      NUMBER           PERCENT           NUMBER           PERCENT
------------------------            -------------    -------------     -------------    -------

Oxnard Beaches, Ltd.                416,666.75       8.23%             0                0%

Wentworth Cavanaugh, Ltd.           416,666.75       8.23%             0                0%

Ron Stinner                         416,666.75       8.23%             0                0%

Mark Moniak                         416,666.75       8.23%             0                0%

Rowland F. Marshall                 416,666.5        8.23%             0                0%

Timothy Bessell                     416,666.5        8.23%             0                0%

Kevin Sutherland                    416,666.5        8.23%             0                0%

Cortez Roxbury                      416,666.5        8.23%             0                0%

Mark Bogani                         333,333.3        6.60%             0                0%

David Sorge                         333,333.3        6.60%             0                0%

Rob Chromosta                       333,333.3        6.60%             0                0%

Troy Fullmer                        333,333.3        6.60%             0                0%

Bruce Penrod                        333,333.3        6.60%             0                0%

Steven G. Slater, Chief Executive
Officer and President                      0          0                0                0%

Directors and Officers as a group          0          0                0                0%


         (1) Assumes that all shares being registered for resale will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

         We are registering the shares for resale by the selling shareholders. We will pay the registration and filing fees, printing expenses, listing fees, blue sky fees, if any, and fees and disbursements of our counsel in connection with this offering, but the selling shareholders will pay any underwriting

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


discounts, selling commissions and similar expenses relating to the sale of the shares, as well as the fees and expenses of their counsel. In addition, we have agreed to indemnify the selling shareholders and certain affiliated parties, against certain liabilities, including liabilities under the Securities Act, in connection with the offering. Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors or officers, or persons controlling the Company, the company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

         Each selling shareholder is free to offer and sell his or her common shares at such times, in such manner and at such prices as he or she may determine. The types of transactions in which the common shares are sold may include transactions in the over-the-counter market (including block transactions), negotiated transactions, the settlement of short sales of common shares or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. The selling shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The selling shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of the common shares.

         The selling shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any commissions received by such broker-dealers and any profit on the resale of the common shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions.

         Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, the selling shareholders will be subject to prospectus delivery requirements.

         We have informed the selling shareholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market and has provided the selling shareholders with a copy of such rules and regulations.

         Selling shareholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

         We are responsible for all costs, expenses and fees incurred in registering the shares offered hereby. The selling shareholders are responsible for brokerage commissions, if any, attributable to the sale of such securities.

                                  LEGAL MATTERS

         The validity of the securities offered by the prospectus is being passed upon for the company by the law firm of The Krueger Group, LLP, attorneys at law, San Diego, California.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         None.

                              FINANCIAL STATEMENTS

         The audited financial statements of the Company included in this prospectus have been audited by Craig Conners, C.P.A. San Diego, California, an independent public accounting firm, as indicated in its report thereto, and are included herein in reliance upon the authority of Craig Conners, C.P.A., San Diego, California, as experts in accounting and auditing and in giving said reports.

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                                  UNDERTAKINGS

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) To include any additional or changed material information on the plan of distribution.

         (2) For the purpose of determining any liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

         (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

(b) The undersigned Registrant, hereby requesting acceleration of the effective date of the registration statement under Rule 461 under the Securities Act, hereby undertakes to include the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of the expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                        SAN JUAN FINANCIAL, INC.


                        By:: s/ Steven G. Slater                 Date: 03/14/01
                        --------------------------               ---------------
                        Steven G. Slater, Chairman

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


         In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


Name                             Title                              Date
--------                         --------                           ----

/s/ Steven  G. Slater            Chairman, Chief Executive
---------------------            Officer, and President             03/14/01
Steven G. Slater                                                    ---------


/s/ Troy Fullmer                 Secretary, Treasurer, and
---------------------            Director                           03/14/01
Troy Fullmer                                                        ---------

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                                  EXHIBIT INDEX


Exhibit No.       Description
--------------    ----------------


      3.1 Articles of Incorporation, as amended and currently in effect. (Incorporated by reference to Exhibit 3.1 of San Juan Financial's registration statement on Form 10-SB (file no. 0-1122) filed August 20, 2000)

      3.2 Bylaws, (Incorporated by reference to Exhibit 3.2 of San Juan Financial's registration statement on Form 10-SB (file no. 0-1122) filed August 20, 2000)

      3.3 Unanimous Written Consent of Board of Directors of San Juan Financial, Inc. Dated March 7, 2001

      5.1         Legal opinion of The Krueger Group, LLP  (filed herewith).

      23.1        Consent of The Krueger Group, LLP (contained in Exhibit 5.1).

      3.2         Consent of Craig Conners, C.P.A. (filed herewith).

      7           Financial Data Schedule (filed herewith).

SAN JUAN FINANCIAL, INC.                                  Date Filed: 03/14/2001
            SB-2 - Registration Statement for Small Business Issuers
--------------------------------------------------------------------------------


                               SAN JUAN FINANCIAL
                          (A Development Stage Company)

                          Index to Financial Statements

                                                                            Page
                                                                            ----
Independent auditors' report.................................................F-2

Balance sheet, December 31, 2000.............................................F-3

Statement of operations, April 10, 2000 through
    December 31, 2000........................................................F-4

Statement of cash flows, April 10, 2000
    Through December 31, 2000................................................F-5

Summary of significant accounting policies...................................F-6

Notes to financial statements................................................F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders
San Juan Financial, Inc.

We have audited the balance sheet of San Juan Financial, Inc. (a development stage company) as of December 31, 2000, and the related statements of operations, shareholders' equity, and cash flows, from April 10, 2000 (inception) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on my audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of San Juan Financial, Inc. as of December 31, 2000, and the results of its operations and its cash flows from April 10, 2000 (inception) through December 31, 2000, in conformity with generally accepted accounting principles.



                                  Craig W. Conners, C.P.A.
                                  San Diego, California
                                  March 7, 2001


                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                                  Balance Sheet
                                     Audited
                                December 31, 2000


                                     ASSETS

                                                                                 Dec. 31, 2000      June 30, 2000
                                                                                   (Audited)          (Audited)

CASH.............................................................................. $ 6,288             $41,585
EQUIPMENT, less accumulated depreciation of $.00..................................       0                   0
                                                                                   -------             -------
                                                                                   $ 6,288             $41,585
                                                                                   =======             =======

                              SHAREHOLDERS' EQUITY

PREFERRED STOCK,  no par value, 10,000,000 shares authorized;
- 0 shares issued and outstanding.................................................     -                   -

COMMON STOCK, no par value; 750,000,000 shares authorized;
- 5,063,000 shares issued and outstanding (Note C)................................ 103,000             100,200
ACCUMULATED RETAINED DEFICIT ($96,711accumulated during the development stage).... (96,711)            (58,615)

ADDITIONAL PAID CAPITAL .......................................................... $ 6,288            $ 41,585
                                                                                   ========           ========



        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                             Statement of Operations
                                     Audited

                    April 10, 2000 Through December 31, 2000


                                                                      Dec. 31, 2000      Dec. 31, 1999
                                                                      -------------      -------------
OPERATING EXPENSES

         Filing Fees.............................................      $    173                  0
         Postage and Delivery....................................            76                  0
         Registration and Filing Fees............................         1,570                  0
            Professional Fees....................................        41,000                  0
            Supplies.............................................            99                  0
            Travel & Entertainment...............................         7,477                  0
            Web Site Development.................................         6,287                  0
         Other...................................................            29                  0
                                                                      ----------         ---------


                           TOTAL OPERATING EXPENSES                     $56,711              $   0
                                                                      ----------         ---------
                               LOSS FROM OPERATIONS                    ($56,711)          ($     0)
                                                                      ----------


INCOME TAX EXPENSE                                                            0                  0
                                                                      ----------         ---------

                                           NET LOSS                   ($ 56,711)           $     0
                                                                      ==========         =========


Basis loss per common share......................................      $   *               $   *
                                                                      ---------          ---------

Basic weighted average common shares outstanding.................     5,046,866          5,046,866
                                                                      =========          =========

*  Less than $.01 per share




        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows
                                    Auditited

                    April 10, 2000 Through December 31, 2000


                                                            Sept. 30, 2000    Sept. 30, 1999
OPERATING ACTIVITIES
         Net loss.....................................       $ 56,711           $        0
                                                             ---------          ----------
                                    NET CASH (USED IN)
                                  OPERATING ACTIVITIES        (56,711)                   0
                                                             ---------          ----------

FINANCING ACTIVITIES
         Proceeds from the Sale of Common Stock.......        103,000                    0
         Adjustments to Retained Earnings.............        (40,000)                   0
                                                             ---------          ----------
                                  NET CASH PROVIDED BY
                                  FINANCING ACTIVITIES         63,000                    0
                                                             =========          ==========


Cash and cash equivalents, beginning of period                      0                    0
              CASH AND CASH EQUIVALENTS, END OF PERIOD          6,289                    0
                                                             ---------          ----------
                   CHANGE IN CASH AND CASH EQUIVALENTS          6,289                    0
                                                             =========          ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
         Interest.....................................              0                    0
         Income taxes.................................              0                    0
                                                             =========          ==========










        See accompanying summary of significant accounting policies and
                         Notes to financial Statements

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                            Development stage company

San Juan Financial, Inc. (the "Company") entered the development stage in accordance with Financial Accounting Standards Board Statements of Financial Accounting Standards (SFAS) No. 7 "Accounting and Reporting by Development Stage Enterprises" in 1989 upon incorporation. The Company operates as a mortgage banking and brokerage company over the internet.

                                Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                Cash equivalents

For the purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                           Equipment and depreciation

Equipment is stated at cost. Equipment is depreciated over its estimated useful life using the straight-line method.

Upon retirement or disposition of the furniture and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. Repairs and maintenance are charged to expense as incurred and expenditures for additions and improvements are capitalized.

                              Web site development

The Company expenses all internal and external costs incurred to develop internal-use computer software. As a development stage company, management has determined there is no assurance that the web site will provide substantive service potential to the Company.

                                  Income taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.


Income taxes are  computed  under the  provisions  of the  Financial  Accounting
Standards Board (FASB) Statement 109 No. (SFAS 109), Accounting for Income Taxes. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of the difference in events that have been recognized in the Company's financial statements compared to the tax returns.

                            Earnings/(loss) per share

The Company reports loss per share using a dual presentation of basic and diluted loss per share. Basic loss per share excludes the impact of common stock equivalents. Diluted loss per share utilizes the average market price per share when applying the treasury stock method in determining common stock equivalents. However, the Company has a simple capital structure for the period presented and, therefore, there is no variance between the basic and diluted loss per share.

                       Fair value of financial instruments

SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company's only financial instrument at December 31, 2000 was cash.

                           Cash and Cash Equivalents.

For purposes of the statements of cash flows, The Company considers all highly liquid debt securities purchased with maturity of three months or less to be cash equivalents.

                         Investment in Equity Securities

Equity securities are considered available-for-sale, and are carried at fair value, with unrealized gains and losses reported in a separate component of stockholders' equity under Accumulated Other Comprehensive Income.

                          Concentrations of Credit Risk

Financial instruments, which potentially subject the Company to a concentration of credit risk, are cash and cash equivalents and accounts receivable.

                             Property and Equipment

Property and equipment, consisting of furnishings and equipment used in its current operations, is stated at cost, less accumulated depreciation. Depreciation is begun when the assets are placed in service and computed using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.

                                Long-Lived Assets

Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the asset. Long-lived assets to be disposed of, if any, are reported at the lower of carrying amount or fair value less cost to sell.

                                  Sales Revenue

Revenues from sales are recorded when the collection of sales proceeds is reasonably assured and all other material conditions of the sales are met. Income on contracts in excess of one month is deferred and recognized monthly, pro-rata, over the term of the agreement.

                                   Advertising

Advertising costs are charged to operations in the year incurred.

                        Basic Net Income (Loss) per Share

Basic net income (loss) per common share is computed by dividing the net income or loss available to Common stockholders by the weighted average number of Common shares outstanding during each period. There were no common stock equivalents as of the periods ended December 31, 2000 and December 31, 1999. Net income or loss per share for the periods presented above are based on a weighted average number of shares outstanding of 5,063,000 and 5,000,000 (adjusted for a one-for-eight reverse split) during the three months ended, 2000 and 1999, respectively.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            SAN JUAN FINANCIAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE A:  NATURE OF ORGANIZATION

                                   Background
The company was incorporated under the laws of Colorado on June 6, 1989. Following incorporation the Company remained an inactive shell company. Effective April 10, 2000, the Company entered the development stage in accordance with SFAS No. 7. The Company's principal activities since April 10, 2000 have consisted of organizational maters and the sale of its no par value common stock.

                              Amendment to Articles
On April 10, 2000, the Company filed amended articles of incorporation with the State of Colorado, at which time the Company revised Article XI, Board of Directors. The Board consists of one director who is also the President of the Company.

NOTE B:  INCOME TAXES

A reconciliation of the U.S. statutory federal income tax rate to the effective rate is as follows:


                                                                Sept. 30, 2000
                                                                ---------------
             U.S. federal statutory graduated rate.............         15.00%
             State income tax rate, net of federal benefit.....          7.51%
             Offering costs....................................         13.13%
             Net operating loss for which no tax benefit
                is currently available.........................        -35.64%
                                                                ---------------
                                                                ---------------
                                                                         0.00%
                                                                ===============


At December 31, 2000, deferred taxes consisted of a net tax asset of $34,467 due to operating loss carryforwards of $96,711, which was fully allowed for in the valuation allowance of $34,467. The valuation allowance from April 10, 2000 (inception) through December 31, 2000 was $34,467. Net operating loss carryforwards will expire through 2020.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

NOTE C:  SHAREHOLDERS' EQUITY

Common stock

In May 2000, the Company conducted a private placement offering whereby it sold 63,000 shares of its no par value common stock for $1.00 per share pursuant to an exemption from registration claimed under Sections 4(2) and 4(6) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The Company received net proceeds of $60,000 after deducting offering costs totaling $3,000.

On August 9, 2000 the Company sold an additional 2,800 shares for $1.00 for a net proceed of $2,800.

Following its original incorporation in June 1989, the Company issued 40,000,000 shares of its no par value common stock to an officer as payment for services related to the organization and start-up of the Company. The value of the transaction could not be objectively measured as the services were rendered by a related party. The transaction was recorded at a nominal value of $40,000 ($.001 per share) as there was no market price for the Company's common stock on the date of issuance.

Reverse stock split

On April 7, 2000, the Board of Directors authorized an 8 to 1 reverse split of the Company's no par value common stock, effective on that date. As a result of the split, the Company's outstanding common shares were reduced from 40,000,000 to 5,000,000. All per share and shares outstanding data in the accompanying financial statements have been restated to reflect the reverse split.